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                                    EXHIBIT 5

           OPINION OF CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN


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          [CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN LETTERHEAD]



                               February 12, 1999



Team, Inc.
200 Hermann Drive
Alvin, Texas 77511


Gentlemen:

         You have requested that we furnish to you our legal opinion with respect to the legality of 744,334 shares of common stock, par value $0.30 per share, of Team, Inc. (the "Company") covered by a Form S-8 Registration Statement filed with the Securities and Exchange Commission by the Company near the date hereof, for the purpose of registering the above stock under the Securities Act of 1933. Of the above common stock, 500,000 shares are subject to issuance pursuant to the exercise of stock purchase options by certain employees of the Company acquired pursuant to the Team, Inc. 1998 Incentive Stock Option Plan ("Plan"), and 244,334 shares are subject to issuance under two Stock Option Agreements between the Company and Philip J. Hawk ("Option Agreements"). The Company has reserved an aggregate of 744,334 shares of authorized but unissued common stock to be available for issuance under the above Plan and Option Agreements.

         We are furnishing in this letter our legal opinion concerning the above. In connection with this opinion, we have examined the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company, the Plan, the Option Agreements, applicable Board of Directors resolutions of the Company, the above Registration Statement, the applicable statutes of the State of Texas, and such other documents and records which we deemed relevant in order to render this opinion.

         Based upon the foregoing, it is our opinion that:

         1. The Company was duly and validly organized and is validly existing in good standing as a corporation under the laws of the State of Texas.



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Team, Inc.
February 12, 1999
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         2. When sold and issued in accordance with the Plan or the Option
Agreements, as applicable, and the above Registration Statement and applicable Prospectuses thereunder, the above 744,334 shares of the Company's common stock will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the above S-8 Registration Statement and to the use of our name wherever it appears therein.

                                Very truly yours,

                                CHAMBERLAIN, HRDLICKA, WHITE,
                                   WILLIAMS & MARTIN, P.C.

                                /s/ Byron L. Willeford

                                By:  Byron L. Willeford